UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

January 11, 2016

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As discussed below, in connection with its participation in the 34th Annual J.P. Morgan Healthcare Conference in San Francisco, California beginning on January 11, 2016, Agile Therapeutics, Inc. (the “Company”) updated its corporate presentation to include disclosure that the Company had $34.4 million of cash and cash equivalents as of December 31, 2015.

Because the Company’s financial statements for the year ended December 31, 2015 have not yet been finalized or audited, the preliminary statement of the Company’s cash and cash equivalents as of December 31, 2015 in this Item 2.02 is subject to change, and the Company’s actual cash and cash equivalents as of the end of this period may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

Item 7.01 Regulation FD Disclosure

Beginning on January 11, 2016, the Company will participate in the 34th Annual J.P. Morgan Healthcare Conference in San Francisco, California. The Company has updated its corporate presentation that it intends to use in connection with presentations at conferences and meetings with investors.  The updates primarily include disclosure regarding the Company’s cash and cash equivalents as of December 31, 2015 as stated above.

The information included in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: January 11, 2016	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer

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